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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549




                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 3, 1998

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                         ASCEND COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)


          DELAWARE                      0-23774                  94-3092033
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation or                                      Identification No.)
      organization)


           ONE ASCEND PLAZA
       1701 HARBOR BAY PARKWAY                                94502
         ALAMEDA, CALIFORNIA
(Address of principal executive offices)                    (Zip Code)



     Registrant's telephone number, including area code:  (510) 769-6001

                               Not applicable.
                      --------------------------------
        (Former name or former address, if changed since last report)

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Item 5.  Other Events

         On August 3, 1998, Ascend Communications, Inc., a Delaware corporation (the "Company"), Wildcard Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Stratus Computer, Inc., a Massachusetts corporation ("Stratus"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into Stratus (the "Merger"), with Stratus surviving the Merger and becoming a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, by virtue of the Merger, each outstanding share of common stock of Stratus will be converted into the right to receive 0.75 of a share of the common stock of the Company (the "Exchange Ratio"). Further, any outstanding but unexercised options or rights to purchase common stock of Stratus will be assumed by the Company and will become options or rights to acquire common stock of the Company, adjusted to reflect the Exchange Ratio.

The Merger is expected to qualify as a tax-free reorganization and to be accounted for using the purchase method of acquisition accounting. Consummation of the Merger is subject to a number of conditions including but not limited to approval by the stockholder of Stratus and the receipt of all necessary regulatory approvals.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASCEND COMMUNICATIONS, INC.



Date:  August 14, 1998              By:  /s/ Michael F.G. Ashby
                                       ------------------------
                                       Michael F.G. Ashby
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary
                                       (Principal Financial and Accounting
                                       Officer)

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